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                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 28th day of January, 1997, by and between DONNKENNY APPAREL, INC., a Delaware corporation (the "Company"), and Stuart S. Levy ("Executive").

         WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement, and Executive is willing to provide such services to the Company for said period, and upon the other terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. Services Provided. The Company agrees to utilize the services of Executive, and Executive agrees to provide such services, for the period stated in Paragraph 2 hereof and upon the other terms and conditions herein provided.

         2. Term and Duties.

            (a) Term of Agreement, The term of this Agreement will commence as of February 1, 1997, and will continue through January 31, 1999; provided, however, that the Company may terminate Executive's employment hereunder for any reason, and Executive may terminate his employment hereunder for any reason, in each case upon not less than 60 days' prior written notice to the other.

            (b) Duties. During the period of his employment hereunder, Executive shall serve as Chief Financial Officer, Vice President-Finance and Assistant Secretary of the Company, or as otherwise directed by the Board of Directors or the Chief Executive Officer of the Company. Except for illness, vacation periods, and reasonable leaves of absence, Executive shall devote all of his business time, attention, skill, and efforts to the faithful performance of his duties in said offices, and will use his best efforts to further the Company's business interests.

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         3. Compensation and Reimbursement of Expenses.

            (a) Compensation. For all services rendered by Executive to the Company during the term of this Agreement, the Company shall pay Executive a base salary (retroactive to November 4, 1996, Executive's date of employment with the Company) of $335,000 per year (the "Base Salary"), subject to increase as provided below; plus an annual bonus (the "Bonus"). The amount of the Bonus shall be determined by the Board of Directors of the Company (or by a committee designated by the Board of Directors), taking into account the performance of Executive and the Company during the year in respect of which the Bonus is payable. The Base Salary shall be paid in accordance with the Company's normal payroll policies. The Bonus shall be payable at or as soon as practicable after the end of each calendar year (generally after completion of the annual audit), in cash. The Base Salary shall increase on November 4, 1997 to $350,000 per year.

            (b) Reimbursement of Expenses and Administrative Support. The Company shall pay or reimburse Executive, upon the presentation of appropriate documentation of such expenses, for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement. The Company further agrees to furnish Executive with office space and administrative support, and any other assistance and accommodations as shall be reasonably required by Executive in the performance of his duties under this Agreement.

            (c) Automobile Allowance. The Company agrees to lease for the benefit of Executive an automobile selected by Executive and will pay directly the lease payments with respect thereto up to $1,200 monthly and will pay or reimburse Executive for all gasoline, insurance, parking, maintenance and similar expenses (the "Car Arrangement") during the term of this Agreement.

            (d) Stock Options and Other Compensation. In addition to the payments provided above, Executive shall be entitled to participate during the term of Executive's employment in the Company's benefit programs for which key executives of the Company are or become eligible, on the same terms as other key executives of the Company. In addition to and without limiting the generality of the foregoing, (i) Executive is hereby granted pursuant to the Company's Restricted Stock Plan 5,000 restricted shares of

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Common Stock of the Company at a purchase price of $0 per share, vested in full on November 4, 1996; (ii) Executive shall be entitled to receive options to purchase 100,000 shares of Common Stock of the Company pursuant to the Company's Incentive Stock Option Plan, with the purchase price upon exercise to be equal to $4.43 per share (the closing price on January 28, 1997) and with vesting of the right to exercise such options as follows: (A) 33,334 options may be exercised on November 4, 1997, (B) 33,333 options may be exercised on November 4, 1998 and (C) 33,333 options may be exercised on November 4, 1999; provided, however, that the vesting of such options shall be accelerated in the event of a Change in Control (as defined herein), (iii) the Company shall pay 50% of the premiums, up to a maximum of $6,250 annually, relating to that certain life insurance policy in the amount of $500,000, which policy is owned by Executive, (iv) the Company shall provide, in addition to any such insurance regularly provided to the Company's executives and/or employees, long-term disability insurance which will pay at least sixty percent (60%) of Executive's Base Salary (as such salary may be adjusted from time to time), (v) the Company shall reimburse Executive for any costs incurred by Executive for health insurance for him and his immediate family during the period from the date of his employment with the Company (i.e., November 4, 1996) and the date on which Executive and his immediate family became eligible to participate in the Company's health plans and (vi) the Company shall reimburse Executive for his legal fees incurred in connection with the preparation, amendment and enforcement of this Agreement, up to a maximum of $4,000.

            (e) Vacation. Executive shall be entitled to four (4) weeks paid vacation in each calendar year.

            (f) Deductions. All payments made under this Agreement shall be subject to such deductions at the source as from time to time may be required to be made pursuant to any law, rule, regulation or order.

         4. Participation in Benefit Plans.

            (a) In addition to the payments provided in Paragraphs 3 and 5 hereof, Executive shall be entitled to participate, during the term of this Agreement, in the Company's benefit programs, including but not limited to group hospitalization, health, dental care, death benefit, or other present or future group employee benefit plans or

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programs of the Company for which key executives are or shall become eligible
(collectively, the "Benefit Plans"), on the same terms as other key executives of the Company.

            (b) In the event that Executive shall, by reason of illness or mental or physical disability or incapacity, be unable to perform the duties and responsibilities required to be performed by him on behalf of the Company, the payments of Base Salary specified in Paragraph 3(a) hereof shall continue for a period of one hundred eighty (180) days (the "Continuation Period"), after the date (the "Cessation Date") on which Executive ceases to perform his duties and responsibilities required to be performed by him on behalf of the Company pursuant hereto. Such payments of Base Salary, and the Company's obligation to pay Executive the Base Salary, shall terminate at the end of the Continuation Period; provided, however, that such payments shall be resumed upon the resumption by Executive of his activities on behalf of the Company pursuant hereto.

         5. Payments to Executive Upon Termination of Agreement.

            (a) Termination. Upon the occurrence of an Event of Termination (as hereinafter defined) during the term of this Agreement, the provisions of this Paragraph 5 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

                (i) The termination by the Company of this Agreement for any reason, other than a breach by Executive of this Agreement as described in Paragraph 6 hereof;

                (ii) Executive's termination of this Agreement, pursuant to:

                     A. An adverse change by the Company of the then applicable
              Base Salary, Car Arrangement or Benefits payable to Executive or the then applicable opportunity to be paid a Bonus hereunder (other than in connection with such a change which is applicable to all members of the Company's senior management), and any such material change shall be deemed a continuing breach of this Agreement.

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                     B. A merger (other than a merger in which the Company is
              the surviving corporation) or consolidation of the Company with or into another entity, a sale of all or substantially all of the assets of the Company, or a liquidation or dissolution of the Company (collectively, a "Change in Control"); or

                     C. Any breach in any material respect of this Agreement by the Company.

            Upon the occurrence of any event described in clauses A, B, or C above, Executive shall have the right to elect to terminate this Agreement, upon not less than thirty (30) days prior written notice to the Company given within a reasonable period of time not to exceed, except in case of a continuing breach, three (3) calendar months after the event giving rise to Executive's right to terminate this Agreement.

            (b) Continuation of Payments. Upon the occurrence of a termination of this Agreement pursuant to an Event of Termination, the Company shall pay to Executive the Base Salary at the rate in effect at the time such termination occurs and an amount equal to the Bonus paid to Executive in the year immediately preceding the year in which such termination occurs (collectively, the "Severance Payments"). Such payments shall commence on the first day of the month following the month in which such termination occurs and shall continue for the longer of (a) the remaining term of this Agreement or (b) six (6) months after such termination (the "Severance Period"). Upon the occurrence of a termination of this Agreement pursuant to an Event of Termination, Executive shall continue to be entitled to receive the Car Arrangement and Benefits payable to Executive pursuant hereto, and to participate, at the expense of the Company, in the Benefit Plans, during the Severance Period.

         6. Termination for Breach by Executive.

            (a) Executive shall be considered in breach of this Agreement, and the Agreement shall be subject to termination by the Company, in the following circumstances:

                (i) Executive shall engage in willful misconduct in the performance of his duties hereunder; or

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                (ii) Conviction of Executive of any illegal act made or
         undertaken in carrying out his duties on behalf of the Company, any crime involving the property of the Company or any felony; or

                (iii) If Executive shall die.

            (b) In the event the Company elects to terminate this Agreement pursuant to Paragraph 6(a), the Company shall give a thirty (30) day written notice of termination to Executive setting out, in detail, the reasons for such termination. Upon the expiration of such thirty (30) day notice period, this Agreement shall be wholly terminated subject to the payment to Executive of any Compensation or other amounts owing as at the date of such termination. During such thirty (30) day notice period, Executive will not be entitled to receive any Compensation, to reimbursement of expenses or to administrative support as otherwise provided in Paragraph 3 hereof.

         7. Ownership.

            (a) Executive hereby covenants and agrees that, during the continuance of his employment hereunder, all rights, title and interest in and to any intellectual or industrial property, including without limitation, all works, ideas, processes, systems and improvements to or relating to the Company's operations (collectively, the "Improvements"), that are created or suggested by Executive in connection with his duties at the Company, and each of them, together with all patents and trademarks therein, if any, shall be and remain the exclusive property of the Company and of the Company's assignees and successors.

            (b) Executive hereby covenants and agrees to fully disclose all such Improvements, as and when such are created and shall promptly upon the Company's request, and without further consideration other than that provided for herein, but at no expense to Executive, make all such applications, execute all such papers, and do all such things as may be necessary or desirable so that the property rights with respect to such Improvements shall vest in the Company and so that the Company may obtain, own and exploit, for its own benefit, letters patent and other property rights with respect to such Improvements in all and any countries.

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         8. Confidential Information.

            (a) Executive shall not, either during the term of this Agreement or at any time thereafter, disclose any confidential or proprietary information of the Company or any of its affiliates to any person or entity other than the employees, officers and directors of the Company, and shall not use for his own purposes or for any purpose other than the purposes of the Company any confidential or proprietary information of the Company or any of its affiliates which Executive may possess. "Confidential or proprietary information" shall mean business or customer lists, pricing information, commission arrangements, system designs and computer programs) and other information which is not known or generally available from sources outside the Company or its affiliates.

            (b) Upon termination of this Agreement, all documents, records, notebooks and similar repositories of confidential or proprietary information, including all copies thereof, then in Executive's possession, whether prepared by Executive or others, will be left with the Company.

         9. Covenant Not to Compete. Executive agrees that, during the Non-Compete Period (as hereinafter defined), Executive shall not, directly or indirectly, without the prior written consent of the Company, participate, or make any financial investment in, or become employed by or render consulting, advisory or other services to or for any person, firm, corporation or other business enterprise (a "Competitor"), which is engaged, directly or indirectly, in the business of designing, manufacturing, importing or marketing men's, women's or children's sportswear or intimate apparel; provided, however, nothing contained in this Section 9 shall be construed to preclude Executive from making any investment in the securities of any business enterprise if such securities are traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange and Executive's holdings of such securities represent, at the time of acquisition, not more than 5% of the aggregate voting power of such business enterprise. For the purposes hereof, "Non-Compete Period" shall mean the term of this Agreement and, in the event of any termination of this Agreement by Executive other than following the occurrence of any event described in clauses A, B or C in

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paragraph 5(a)(ii), the six-month period following the termination of this
Agreement by Executive.

         10. Arbitration. Any disputes, differences or controversies arising under this Agreement shall be settled and finally determined by arbitration before a panel of three arbitrators in New York, New York, chosen and otherwise acting in accordance with the rules of the American Arbitration Association in force and hereafter adopted. The arbitrators shall be requested to settle such dispute not later than 30 days following their appointment. The arbitrators shall make their award (which shall be binding on the parties) in accordance with and based upon all the provisions of this Agreement and judgment upon any award rendered by the arbitrators shall be entered in any court having jurisdiction thereof. It is understood and agreed, however, that any award entered by the arbitrators shall be entered in any court having jurisdiction thereof. It is understood and agreed, however, that the arbitrators are not authorized or entitled to include as part of any award rendered by them, special, exemplary or punitive damages or amounts in the nature of special, exemplary or punitive damages regardless of the nature or form of the claim or grievance that has been submitted to arbitration.

         11. Effect of Prior Agreements. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement between the Company or any predecessor of the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of any kind elsewhere provided and not expressly provided in this Agreement.

         12. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, Executive and the Company and their respective permitted successors and assigns.

         13. Modification and Waiver.

             (a) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

             (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any

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provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         14. Governing Law. This Agreement has been executed and delivered in the State of New York, and its validity, interpretation, performance and enforcement shall be governed by the laws of said state.

         15. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the addressee or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:

         Stuart S. Levy
         12 Brittany Road
         Montville, New Jersey 07045

         If to the Company:

         Donnkenny Apparel, Inc.
         1411 Broadway
         New York, New York 10018
         Attention: Chairman

or at such other address as either party shall have informed the other in writing in accordance herewith. Notice shall be effective when actually received by the addressed.

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         IN WITNESS WHEREOF, the Company and Executive have executed this
Agreement as of the day and year first above written.

                                       DONNKENNY APPAREL, INC.


                                       By:      /s/ Harvey Appelle
                                          --------------------------------
                                                Name:  Harvey Appelle
                                                Title: Chairman

                                               /s/ Stuart S. Levy
                                       -----------------------------------
                                       Stuart S. Levy


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